UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 28, 2006

                  Brooklyn Cheesecake & Desserts Company, Inc.
                  --------------------------------------------
               (Exact name of Company as specified in its charter)

      New York                                    1-13984                               13-382215
(State or Other Jurisdiction)               (Commission File Number)            (I.R.S. Employer Identification)
    of Incorporation)

                     20 Passaic Avenue, Fairfield, NJ 07004

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (973) 808-9292
                                                            --------------

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) On March 28, 2006, Mr. Ronald Schutte resigned from his position as Chairman of the Board, Chief Executive Officer, and President of the Company.

(c) On March 28, 2006, the Board of Directors of the Company appointed Anthony Merante, a Member of the Board, and Chief Financial Officer as interim Chairman of the Board, Chief Executive Officer, and President of the Company.

      As previously disclosed by the Company, Mr. Merante has made a series of secured loans to the Company. The aggregated amount of the loans is currently the sum of $191,293 and is represented by demand notes that bear interest at a rate of 13%. The loans have been used by the Company for working capital.

      Mr. Merante is a Certified Public Accountant and has been a Partner with the firm of Reda & Company, LLP CPA's ("Reda") since October 2001. Reda has provided accounting and tax services to the Company since July 2002. Compensation paid by the Company to Reda has not exceeded $60,000 in any fiscal year. Prior to joining Reda, Mr. Merante was a Senior Manager with the firm of Goldstein & Morris, CPA's, from August 1996 to October 2001. Mr. Merante received a Bachelor of Science Degree from St. John's University.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 28, 2006
                              Brooklyn Cheesecake & Desserts Company, Inc.
                              --------------------------------------------
                              (Registrant)

                              /s/ Anthony Merante
                              -------------------
                              Anthony Merante
                              Chief Executive Officer
                              Chief Financial Officer